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            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholder
Park-Ohio Industries, Inc.

     We are aware of the incorporation by reference in the Registration Statement (Form S-4 No. 333-43005) and the Registration Statement (Form S-4 No. 333-83117) of Park-Ohio Industries, Inc., for the registration of its 9.25% Senior Subordinated Notes due 2007 of our reports dated May 10, 2001 and August 8, 2001 relating to the unaudited consolidated interim financial statements of Park-Ohio Industries, Inc., which are included in its Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

                                            /s/ Ernst & Young LLP
Cleveland, Ohio
August 13, 2001

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